Exhibit 99.1

Universal Travel Group Inc. Confirms It Will Release Fiscal Year 2010 Audited Financial Results in Addition to Fourth Quarter Financial Results

Press Release Source: Universal Travel Group On Tuesday March 15, 2011, 7:00 am EDT

SHENZHEN, China, March 15, 2011 /PRNewswire-Asia-FirstCall/ -- Universal Travel Group Inc. ("Universal Travel Group" or the "Company") (NYSE:UTA - News), a leading travel services provider in China, offering packaged tours, air ticketing, and hotel reservation services online and via customer service representatives, today confirmed that it will host a conference call to discuss the Company's audited financial results for full year 2010 ended December 31, 2010, along with fourth quarter 2010 financial results on Wednesday, March 30, 2011 at 9 a.m. E.D.T. (9 p.m. Shenzhen time on March 30, 2011).
Ms. Jiangping Jiang, Chairwoman and Chief Executive Officer of Universal Travel Group, and Mr. Jing Xie, Secretary of the Board and Interim Chief Financial Officer, will discuss the results and take questions following the prepared remarks.

The dial-in details for the live conference call are as follows:

- U.S. Toll Free Number: +1-866-383-8119
- International dial-in number: +1-617-597-5344
- China Toll Free Number: +86-108008521490
- Hong Kong Toll Free Number: +852-3002-1672
Passcode: 47851050

A live webcast of the conference call will be available on the investor relations section of the Company's website at: http://us.cnutg.com

A telephone replay of the call will be available for seven days after the conclusion of the conference call. The dial-in details for the replay are as follows:

- U.S. Toll Free Number: +1-888-286-8010
- International dial-in number: +1-617-801-6888
Passcode: 26395163

About Universal Travel Group

Universal Travel Group Inc. (NYSE:UTA - News) is a leading China-based travel services provider, focusing on the domestic tourism market for leisure and corporate travel and offering packaged tours, air ticketing, and hotel reservation services. The Company targets geographic expansion in underpenetrated travel markets in central and western China; and it has established a second operation base in Chongqing. With the Chinese disposal income continuing to rise driving demand for domestic leisure services, the Company continues to benefit and dominate packaged tour businesses. The Company operates multi-channels sales with 24 hour call centers, online website, owned and franchised sales offices and various wholesale channels.

For more information, please visit Universal Travel Group's website at us.cnutg.com

For investor and media inquiries, please contact:

Mr. Jing XIE, Secretary of Board & Interim Chief Financial Officer
Universal Travel Group Inc.
Tel: 86-755-86319549,
Fax: 86-755-86319348,
06@cnutg.com
Website: us.cnutg.com

Christensen U.S.
Kimberly Minarovich
Tel: +1 212 618 1978
Kminarovich@ChristensenIR.com

Christensen Beijing
Jenny Wu
Tel: +86 138 1041 7714
Jwu@ChristensenIR.com